UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2004

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203)837-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

Item 1.02       Termination of a Material Definitive Agreement

Effective December 23, 2004, Praxair, Inc. entered into a five-year US$1 billion senior unsecured credit facility (the “Credit Agreement”) with a syndicate of banks. This credit facility is available to both Praxair, Inc. and certain of its wholly-owned subsidiaries.

This Credit Agreement terminates and replaces Praxair, Inc.’s existing US$1 billion Five-Year Credit Agreement dated July 12, 2000 (the “2000 Agreement”), which would have matured in July 2005 (filed as Exhibit 10.17b to Praxair, Inc.’s 2000 Annual Report of Form 10-K). No borrowings were outstanding under the 2000 Agreement at the time of its termination and no early termination penalties were incurred.

The primary purpose of the Credit Agreement is to provide an additional source of liquidity for Praxair, Inc., including the support of its commercial paper. Praxair, Inc. will unconditionally guarantee the payment of all loans of the designated borrowers. Terms and financial covenants under the Credit Agreement are not significantly different than those that existed in the terminated 2000 Agreement (see Exhibit 10.17b to Praxair, Inc.’s 2000 Annual Report on Form 10-K).

Item 2.03       Creation of a Direct Financial Obligation

Pursuant to Instruction 3(i) of this Item 2.03, the registrant incorporates by reference the information submitted under Item 1.01 above with respect to entry into the Credit Agreement. As no borrowings have yet been made under the Credit Agreement, no material direct financial obligation has arisen or been created under that facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC.
Registrant

Date:	December 30, 2004	By:	/s/ Michael J. Allan
Michael J. Allan
Vice President and Treasurer